UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

           Date of report   (Date of earliest event reported)   April 1, 2006

RENT-WAY, INC.

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or Other Jurisdiction of Incorporation)

0-22026                   25-1407782

(Commission File Number)          (IRS Employer Identification No.)

One RentWay Place, Erie, Pennsylvania 16505

(Address of Principal Executive Offices) (Zip Code)

(814) 455-5378

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

        On May 2, 2006, the company and John A. Lombardi entered into an employment agreement, effective April 1, 2006, under which Mr. Lombardi will serve as Senior Vice President and Chief Financial Officer. The employment agreement has an initial two-year term. Thereafter, Mr. Lombardi’s employment continues until either he or the company give at least 120 days’ notice of termination. If Mr. Lombardi’s employment is terminated by the company during the initial two-year term for any reason other than Mr. Lombardi’s death or disability or for cause, Mr. Lombardi will receive continuing payments of salary through the end of the initial term and for a 12-month period following the end of the initial term; provided that in no event will the payments of salary continue for a period in excess of 24 months. In the event that any such termination by the company occurs after the initial two-year term, Mr. Lombardi will receive continuing salary payments for a 12-month period following the date of termination. Under the employment agreement, Mr. Lombardi receives an annual base salary of $230,000, subject to annual adjustment based on individual and corporate performance. Mr. Lombardi is eligible to participate in the company’s incentive compensation plans and to receive bonuses based on corporate performance and individual performance criteria and standards set by the company’s President. Mr. Lombardi is also eligible to participate in all company-wide benefit plans and programs. The employment agreement also provides that Mr. Lombardi receive a grant of 15,000 restricted stock units under the company’s 2006 Equity Incentive Plan. These units vest in equal amounts over a three-year period beginning April 1, 2007, subject to Mr. Lombardi having completed certain requirements relating to professional training and development.

        The information under Item 5.02 with respect to Roger Zwingler is incorporated into the Item 1.01 by reference.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    (c)        On April 1, 2006, John A. Lombardi, age 40, Rent-Way’s Vice President and interim Chief Financial Officer, was appointed to the position of Senior Vice President and Chief Financial Officer and Roger Zwingler, age 57, Rent-Way’s Vice President of Marketing & Advertising, was appointed to the position of Executive Vice President of Strategic Planning and Chief Marketing Officer.

        On May 4, 2006, Rent-Way issued a press release to announce the promotions. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Item 5.02 by reference.

    Mr. Lombardi’s employment agreement is described in Item 1.01 of this report, which description is incorporated into this Item 5.02 by reference.

    Mr. Zwingler’s employment agreement with the company provides that his employment continues until either he or the company give at least two weeks’ prior written notice of termination. If the employment agreement is terminated by the company for any reason other than Mr. Zwingler’s death or disability or for cause, Mr. Zwingler will receive continuing payments of salary for a 12-month period following termination. In connection with his promotion, Mr. Zwingler’s annual base salary under the employment agreement was increased to $215,000, subject to annual review and possible adjustment based on individual and corporate performance. Mr. Zwingler is eligible to participate in the company’s incentive compensation plans and to receive bonuses based on corporate performance and individual performance criteria and standards set by the company’s President. Mr. Zwingler’s 2006 target bonus will be 35% of annual base salary, subject to adjustment, if determined appropriate by the company’s President, to reflect the fact that Mr. Zwingler’s promotion is taking effect in the middle of the company’s fiscal year. Mr. Zwingler is also eligible to participate in all company-wide benefit plans and programs.

Item 9.01 Financial Statements and Exhibits

(c)     Exhibits.

      99.1 Press release dated May 4, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rent-Way, Inc.

Dated: May 4, 2006

By:     /s/ John A. Lombardi
Name:    John A. Lombardi
Title:     Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number          Description
   99.1                           Press Release dated May 4, 2006